EXHIBIT 10.46
FIFTH AMENDMENT TO AGREEMENT
     This Amendment to Agreement (the “Amendment”) is made and entered into effective as of March 1, 2007 (the “Amendment Effective Date”), by and between SGX Pharmaceuticals, Inc. (formerly known as Structural GenomiX, Inc.), a corporation organized and existing under the laws of the State of Delaware and having its principal place of business located at 10505 Roselle Street, San Diego, CA 92121 (“SGX”) and Eli Lilly and Company., a corporation organized and existing under the laws of the state of Indiana and having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, (“Lilly”). Lilly and SGX may be referred to herein as a “Party” or, collectively, as “Parties”.
Recitals
     A. Lilly and SGX have entered into a Collaboration and License Agreement effective April 14, 2003, as amended July 1, 2003, January 30, 2004, November 11, 2004, and March 31, 2005 (the “Agreement”), under which the Parties have agreed to conduct a collaborative research program.
     B. The Parties desire to amend the terms of the Agreement as provided in this Amendment.
     Now, Therefore, the Parties agree as follows:
1. Amendment of the Agreement
     The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not defined herein shall have the same meanings as such terms are defined in the Agreement.
     1.1 Amend Section 3.2(b). Section 3.2(b) of the Agreement is hereby deleted in its entirety.
     1.2 Amend Section 3.9. Section 3.9(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “From the Amendment Effective Date forward during the Term of the Research Collaboration, SGX employees, consultants and agents involved in the Collaboration, may not use the Lilly San Diego Facility, and the Platform and Licensed Technology installed at the Lilly San Diego Facility to do work under this Agreement, unless given written permission by Lilly.”

2. Miscellaneous
     2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.
     2.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In Witness Whereof, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the date and year first above written.

Eli Lilly and Company

By:	/s/ William W. Chin

Title:	Vice President, Discovery Research

SGX Pharmaceuticals, Inc.

By:	/s/ Todd Myers

Title:	CFO